Exhibit 10.1
FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), is made and entered into as of February 5, 2013, by and among HEALTHWAYS, INC., a Delaware corporation (the “Borrower”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”) and the Swingline Lender.

W I T N E S S E T H:

WHEREAS, the Borrower, the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to a certain Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower and the Administrative Agent, for itself as Administrative Agent, Swingline Lender and Issuing Bank and on behalf of Lenders constituting Required Lenders, agree as follows:

1. Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of the definition of “Applicable Margin”:

“Notwithstanding the foregoing, Level I of the Pricing Grid for the Eurodollar Rate Margin and Base Rate Margin for the period commencing on February 5, 2013 through and including December 31, 2013 shall be deemed increased by 25 basis points to 3.25% for the Eurodollar Rate Margin and 2.25% for the Base Rate Margin.”

(b) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Consolidated EBITDA”, “Permitted Subordinated Debt” and “Restricted Payment” in their entirety with the following definitions:

“Consolidated EBITDA” shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) all other non-cash charges (including non-cash expenses related to equity-based compensation, but excluding any such other non-cash charge to the extent that it represents an accrual of or reserve for future cash payments) and (v) cash restructuring charges (including severance and lease termination costs), in an aggregate amount not to exceed $5,000,000 in any four consecutive Fiscal Quarter period (which, for the avoidance of doubt, shall include cash restructuring charges (including severance and lease termination costs) related to the closing of a call center in Raleigh, North Carolina, in an amount not to exceed $2,000,000 in the aggregate, incurred during the Fiscal Quarter ended on December 31, 2012, in calculating Consolidated EBITDA for any period that includes such Fiscal Quarter), determined on a consolidated basis in accordance with GAAP in each case for such period.  To the extent that during such period any Loan Party shall have consummated an Acquisition, or any sale, transfer or other disposition of any Person, business, property or assets, Consolidated EBITDA shall be calculated on a Pro Forma Basis with respect to such Person, business, property or assets so acquired or disposed of.

“Permitted Subordinated Debt” shall mean any Indebtedness of the Borrower or any Domestic Subsidiary (i) that is expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (ii) that matures by its terms no earlier than six months after the later of the Revolving Commitment Termination Date and the Maturity Date then in effect with no scheduled principal payments permitted prior to such maturity, (iii) that is evidenced by an indenture or other similar agreement that is in a form reasonably satisfactory to the Administrative Agent; and (iv) such Indebtedness on a pro forma basis would not violate the terms of this Agreement.

“Restricted Payment”  shall mean for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or the setting apart of assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of or the payment of any principal of, premium, interest, fees or other similar payment with respect to, any shares of Capital Stock, any Indebtedness of such Person subordinated to the Obligations, or any options, warrants, or other rights to purchase such Capital Stock or Indebtedness, whether now or hereafter outstanding..

(c) Section 6.1 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 6.1                      Leverage Ratio. The Borrower and its Subsidiaries shall maintain, as of the last day of any Fiscal Quarter, a Leverage Ratio that is not greater than:

Fiscal Quarter                                                                           Leverage Ratio

Each Fiscal Quarter ending after                 4.00:1.00
March 31, 2012 and on or prior to
September 30, 2013

The Fiscal Quarter ending on              3.75:1.00
December 31, 2013

Each Fiscal Quarter ending on or after           3.50:1.00
March 30, 2014

(d)           Section 7.5 of the Credit Agreement is hereby amended by replacing the first sentence of such Section in its entirety with the following:

The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except for (i) dividends payable by the Borrower solely in shares of any class of its Capital Stock, (ii) Restricted Payments made by any Subsidiary ratably to the Borrower, any other Subsidiaries of the Borrower and any other minority shareholders of a Subsidiary of Borrower, (iii) Restricted Payments paid in cash in an aggregate amount not to exceed $200,000,000 in the aggregate subsequent to the Fifth Restatement Date so long as no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is paid or made and (iv) interest payments on Permitted Subordinated Debt to the extent such payments are expressly permitted by the subordination provisions of the applicable Subordinated Debt Documents.

2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (a) the fees referred to in Section 9 and, to the extent invoiced and payable as of the date this Amendment otherwise becomes effective, the costs and expenses referred to in Section 8, (b) such other fees as the Borrower has previously agreed to pay to the Administrative Agent or its affiliates in connection with this Amendment (c) executed counterparts to this Amendment from the Borrower and the Guarantors and (d) written authorization from the Required Lenders to execute this Amendment.

3. Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)           The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b)    The execution, delivery and performance of this Amendment by each Loan Party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational action;

(c)           The execution, delivery and performance of this Amendment by each Loan Party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) will not violate any applicable judgment, law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, Material Agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its material assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any material asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

(d)           This Amendment has been duly executed and delivered by or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(e)           After giving effect to this Amendment and any changes in facts and circumstances that are not prohibited by the terms of the Credit Agreement, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (subject to the limitation that representations and warranties effective as of a specified date are true and correct as of such specified date), and no Default or Event of Default exists as of the date hereof.

4.	Reaffirmations and Acknowledgments.

(a)           Reaffirmation of Guaranty.  Each Subsidiary Loan Party consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratifies and confirms the terms of the Subsidiary Guarantee Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Loan Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary Guarantee Agreement (i) is and shall continue to be a primary obligation of the Subsidiary Loan Parties, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Loan Parties under the Subsidiary Guarantee Agreement.

(b)           Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

5. Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6. Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7. No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8. Costs and Expenses.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9. Amendment Fee.  Each of the Lenders consenting to this Amendment and submitting to the Administrative Agent an executed consent hereto on or prior to 5:00 p.m. New York time on February 4, 2013 shall receive, on or prior to the date hereof, an amendment fee equal to 0.15% of the aggregate amount of the Revolving Commitment and outstanding Term Loan held by such Lender on the date this Amendment becomes effective.

10. Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12. Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

HEALTHWAYS, INC.

By:/s/ Alfred Lumsdaine
Name:  Alfred Lumsdaine
Title:  Chief Financial Officer and Secretary

SUBSIDIARY LOAN PARTIES:

AMERICAN HEALTHWAYS SERVICES, LLC
CARESTEPS.COM, INC.
POPULATION HEALTH SUPPORT, LLC
HEALTHWAYS INTERNATIONAL, INC.
HEALTHWAYS HEALTH SUPPORT, LLC
HEALTHWAYS WHOLEHEALTH NETWORKS, INC.
HEALTHWAYS QUITNET, LLC
HEALTHWAYS HEALTHTRENDS, LLC
CLINICAL DECISION SUPPORT, LLC
MEYOU HEALTH, LLC
HEALTHHONORS, LLC
THE STRATEGY GROUP, LLC
NAVVIS HEALTHCARE, LLC
NAVVIS CONSULTING, LLC
HEALTHWAYS HAWAII, LLC
ASCENTIA HEALTH CARE SOLUTIONS L.L.C.

By:/s/ Alfred Lumsdaine
Name:  Alfred Lumsdaine
Title:  Chief Financial Officer and Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent

By:/s/ Mary E. Coke
Name:           Mary E. Coke
Title:           Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT]